UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 4, 2014

TRANSATLANTIC PETROLEUM LTD.

(Exact name of registrant as specified in its charter)

Bermuda	001-34574	None
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16803 Dallas Parkway Dallas, Texas	75001
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (214) 220-4323

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03	Material Modification to the Rights of Security Holders

The information set forth below under Item 8.01 is hereby incorporated by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

The information set forth below under Item 8.01 is hereby incorporated by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

TransAtlantic Petroleum Ltd. (the “Company”) held a special meeting of shareholders on March 4, 2014 (the “Special Meeting”) to approve an amendment to the Company’s share capital to effect a consolidation (reverse stock split) of the Company’s outstanding common shares at a ratio of one-for-ten (1:10), together with a corresponding proportional reduction in the number of authorized common shares and proportional increase in par value for such authorized common shares (“Proposal 1”).

The table below shows the final results of the voting at the Special Meeting:

	Votes in Favor	Votes Withheld or Cast Against	Abstain	Broker Non- Votes
Proposal 1	298,879,945	8,605,665	456,821	—

Item 8.01	Other Events.

On March 4, 2014, at the Special Meeting, the Company’s shareholders approved an amendment to the Company’s share capital to effect a consolidation (reverse stock split) of the Company’s outstanding common shares at a ratio of one-for-ten (1:10), together with a reduction in the number of authorized common shares from 1.0 billion shares to 100.0 million shares and an increase in the par value of the common shares from $0.01 per share to $0.10 per share. As a result, every ten common shares of the Company have been combined into one common share, reducing the number of outstanding common shares of the Company from approximately 374.0 million to approximately 37.4 million. Each shareholder’s percentage ownership in the Company and proportional voting power remains unchanged after the reverse stock split, except for minor changes and adjustments resulting from the treatment of fractional shares.

On March 6, 2014, the Company filed an Altered Memorandum of Continuance with the Bermuda Registrar of Companies and amended its Bye-Laws to implement the reverse stock split and the change to its number of authorized common shares and par value per common share. A copy of the Company’s Altered Memorandum on Continuance is attached hereto as Exhibit 3.1 and is incorporated herein by reference, and a copy of the Company’s Amended Bye-Laws is attached hereto as Exhibit 3.2 and is incorporated herein by reference.

The Company expects that its common shares will begin trading on a split-adjusted basis on the NYSE MKT under the Company’s existing symbol “TAT” upon the opening of the NYSE MKT on March 7, 2014 and on the Toronto Stock Exchange under the Company’s existing symbol “TNP” upon the opening of the TSX on March 7, 2014.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

3.1	Altered Memorandum of Continuance of TransAtlantic Petroleum Ltd., dated March 6, 2014.

3.2	Amended Bye-Laws of TransAtlantic Petroleum Ltd., dated March 6, 2014.

3.3	Specimen Common Share certificate.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 6, 2014

TRANSATLANTIC PETROLEUM LTD.

By:	/s/ Jeffrey S. Mecom
Jeffrey S. Mecom
Vice President and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description

3.1	Altered Memorandum of Continuance of TransAtlantic Petroleum Ltd., dated March 6, 2014.

3.2	Amended Bye-Laws of TransAtlantic Petroleum Ltd., dated March 6, 2014.

3.3	Specimen Common Share certificate.